ANTON & CHIA                      CERTIFIED PUBLIC ACCOUNTANTS





        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors

Engchow Education Corporation



We hereby consent to the inclusion in the foregoing Registration Statement on Form 10 of our report dated March 17, 2011, relating to the financial statements of Engchow Education Corporation as of February 28, 2011 and for the period from February 1, 2011 (Inception) through February 28, 2011.

  /s/ Anton & Chia, LLP






Newport Beach, California

March 28, 2011